As filed with the Securities and Exchange Commission on
November  12, 1996       Registration No. 333-_____


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                             Aradigm Corporation
            (Exact name of registrant as specified in its charter)

           California                    94-3133088
(State  of  Incorporation)  (I.R.S.  Employer  Identification No.)


                           26219 Eden Landing Road
                          Hayward, California 94545
                                (510) 783-3100
        (Address and telephone number of principal executive offices)




                   1996 Equity Incentive Plan
                  Employee Stock Purchase Plan
         1996 Non-Employee Directors' Stock Option Plan

                       Richard P. Thompson
              President and Chief Executive Officer
                       Aradigm Corporation
                     26219 Eden Landing Road
                    Hayward, California 94545
                         (510) 783-0100
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                     Jeffrey S. Zimman, Esq.
                      Jamie E. Chung, Esq.
                       Cooley Godward llp
                 One Maritime Plaza, 20th Floor
                    San Francisco, CA  94111
                         (415) 693-2000


                 CALCULATION OF REGISTRATION FEE

   Title of     Amount to be     Proposed       Proposed       Amount of
  Securities     Registered       Maximum        Maximum      Registration
    to be                        Offering       Aggregate         Fee
  Registered                     Price Per      Offering
                                 Share(1)       Price(1)

Stock Options     1,341,490       $5.00 -    $12,057,788.50   $3,653.51
and Common                       $10.0625
Stock (no par
value)

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Aradigm Corporation ("Company" or "Registrant") 1996 Equity Incentive Plan (the "1996 Plan") (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on November 8, 1996 for (i) shares available for grant pursuant to the 1996 Non-Employee Directors' Stock Option Plan, (ii) shares available for grant pursuant to the 1996 Plan and (iii) shares available for grant pursuant to the Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act). The following chart shows the calculation of the registration fee:


     Type of Shares        Number of  Offering     Aggregate
                           Shares     Price        Offering Price
                                      Per Share
Shares issuable pursuant    284,633  $5.00(1)(a)   $1,423,165.00
to outstanding options
under the 1996 Equity
Incentive Plan

Shares issuable pursuant    681,857      (1)(b)    $6,861,186.00
to the 1996 Equity
Incentive Plan

Shares issuable pursuant    225,000      (1)(b)    $2,264,062.50
to the 1996 Non-Employee
Directors' Stock Option
Plan

Shares issuable pursuant    150,000      (1)(b)    $1,509,375.00
to the Employee Stock
Purchase Plan

Proposed Maximum                                  $12,057,788.50
Aggregate Offering Price
                                                       x .000303

Registration Fee                                       $3,653.51

______________

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


                            PART II


Item 3.  Incorporation Of Certain Documents By Reference

    The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.
(c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
   All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 6.  Indemnification Of Directors And Officers

   The Company's Amended and Restated Articles of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by California law and (ii) permit the Company to indemnify its directors and officers, employees and other agents to the fullest extent permitted by the California Corporations Code (the "Corporations Code"). Pursuant to Section 317 of the Corporations Code, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against any expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend.

   The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                            EXHIBITS

Exhibit
Number

5.1         Opinion of Cooley Godward llp.
24.1        Consent of Ernst & Young llp, independent auditors.
24.2         Consent  of  Bregante  +  Company  llp,  independent
          auditors
24.3        Consent of Cooley Godward llp.  Reference is made to
                 Exhibit 5.1.
25.1          Power  of  Attorney.   Reference  is  made  to  the
          signature pages.
99.1*       Registrant's 1996 Equity Incentive Plan (the "1996
            Plan").
99.2*       Form of Incentive Stock Option under the 1996 Plan.
99.3*       Form of Non-Statutory Stock Option under the 1996
            Plan.
99.4*       Registrant's Employee Stock Purchase Plan.
99.5*       Registrant's 1996 Non-Employee Directors' Stock
            Option Plan (the "Directors' Plan").
99.6*       Form of Non-Statutory Stock Option under the
            Directors' Plan.


*    Documents  incorporated by reference from  the  Registrant's
     Form S-1 Registration Statement (File No. 333-4236) filed on
     April 30, 1996.



Item 9.  Undertakings

(d)    The undersigned registrant hereby undertakes:

  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to
the   securities  offered  therein,  and  the  offering  of  such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of
appropriate    jurisdiction    the    question    whether    such
indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on November 8, 1996.


                                  ARADIGM CORPORATION
                                  By:/s/ Richard P. Thompson
                                  Richard P. Thompson
                                  President and Chief
                                  Executive Officer
                                  (Principal Executive
                                  Officer)

                       POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Thompson and Reid M. Rubsamen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in the capacities and on the dates indicated.

          Signature                 Title                    Date

  /s/ Richard P. Thompson        President, Chief           November 8,
  Richard P. Thompson            Executive Officer and         1996
                                 Director (Principal
                                 Executive Officer and
                                 Principal Financial
                                 Officer)

  /s/ Reid M. Rubsamen, M.D.     Vice President,            November 8,
  Reid M. Rubsamen, M.D.         Medical Affairs,              1996
                                 Secretary and Director

  /s/ Lester John Lloyd          Chairman of the Board      November 8,
  Lester John Lloyd              of Directors                  1996

  /s/ Burton J. McMurtry, Ph.D.  Director                   November 8,
  Burton J. McMurtry, Ph.D.                                    1996

  /s/ Gordon Russell             Director                   November 8,
  Gordon Russell                                               1996

  /s/ Jared A. Anderson, Ph.D.    Director                   November 8,
  Jared A. Anderson, Ph.D.                                     1996

  /s/ Ross A. Jaffe, M.D.         Director                   November 8,
  Ross A. Jaffe, M.D.                                          1996

  /s/ Virgil Thompson             Director                   November 8,
  Virgil Thompson                                              1996

  /s/ Fred Silverstein, M.D.      Director                   November 8,
  Fred Silverstein, M.D.                                       1996


                         EXHIBIT INDEX



 Exhibit   Description
 Number

 5.1       Opinion of Cooley Godward llp.
 24.1      Consent of Ernst & Young llp,
           independent auditors.
 24.2      Consent of Bregante + Company llp,
           independent auditors.
 24.3      Consent of Cooley Godward llp.
           Reference is made to Exhibit 5.1.
 25.1      Power of Attorney.  Reference is made
           to the signature pages.
 99.1*     Registrant's 1996 Equity Incentive
           Plan (the "1996 Plan").
 99.2*     Form of Incentive Stock Option under
           the 1996 Plan.
 99.3*     Form of Non-Statutory Stock Option
           under the 1996 Plan.
 99.4*     Registrant's Employee Stock Purchase
           Plan.
 99.5*     Registrant's 1996 Non-Employee
           Directors' Stock Option Plan (the
           "Directors' Plan").
 99.6*     Form of Non-Statutory Stock Option
           under the Directors' Plan.


*    Documents  incorporated by reference from  the  Registrant's
     Form S-1 Registration Statement (File No. 333-4236) filed on
     April 30, 1996.


 Exhibit 5.1  OPINION OF COOLEY GODWARD LLP



November 8, 1996


Aradigm Corporation
26219 Eden Landing Road
Hayward, CA  94545

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Aradigm Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 1,341,490 shares of the Company's Common Stock, no par value, (the "Shares") pursuant to its 1996 Non-Employee Directors' Plan, 1996 Equity Incentive Plan and Employee Stock Purchase Plan (collectively, the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Plans, your Articles of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and paid for in accordance with the Plans, the Registration Statement and Related Prospectus will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:   /s/ Jeffrey S. Zimman
     Jeffrey S. Zimman



Exhibit 24.1   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, the Employee Stock Purchase Plan and the 1996 Non-Employee Directors' Stock Option Plan, of our report, dated February 23, 1996, except Note 8 as to which the date is June 11, 1996, with respect to the financial statements of Aradigm Corporation included in its Registration Statement and Prospectus (Form S-1 No. 333-4236) filed with the Securities and Exchange Commission.


Palo Alto, California
November 8, 1996




Exhibit 24.2   CONSENT OF BREGANTE + COMPANY LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, the Employee Stock Purchase Plan and the 1996 Non-Employee Directors' Stock Option Plan, of our report, dated February 22, 1994, with respect to the financial statements of Aradigm Corporation included in its Registration Statement and Prospectus (Form S-1 No. 333-4236) filed with the Securities and Exchange Commission.


San Francisco, California
November 8, 1996